EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.  333-203478 and 333-219110 on Form S-8 and Registration Statement No. 333-213157 on Form S-3 of our report dated March 13, 2018, relating to the consolidated financial statements of Virtu Financial Inc. and Subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of Virtu Financial Inc., for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 13, 2018